Exhibit 99.1

lynda.com, Inc.

Unaudited Condensed Consolidated Interim
Financial Statements

Three Months Ended March 31, 2015 and 2014

lynda.com, Inc.

Index

Three Months Ended March 31, 2015 and 2014

Page(s)

Condensed Consolidated Interim Financial Statements (Unaudited)

Balance Sheets	1

Statements of Operations and Comprehensive (Loss) Income	2

Statements of Cash Flows	3

Notes to Financial Statements	4–12

lynda.com, Inc.

Condensed Consolidated Balance Sheets

March 31, 2015 and December 31, 2014

	2015	2014
	(unaudited)	(unaudited)

Assets
Current assets
Cash	$143,113,000	$135,050,000
Accounts receivable, net	8,847,000	12,655,000
Prepaid expenses and other current assets	4,115,000	3,207,000
Deferred tax assets	3,997,000	4,092,000
Total current assets	160,072,000	155,004,000
Property and equipment, net	15,850,000	15,924,000
Capitalized production costs, net	9,998,000	10,139,000
Intangible assets, net	5,651,000	6,400,000
Goodwill	6,721,000	7,372,000
Other assets	409,000	391,000
Total assets	$198,701,000	$195,230,000
Liabilities, Redeemable Convertible Preferred Stock, and Shareholders’ Deficit
Current liabilities
Accounts payable	$4,268,000	$2,390,000
Accrued expenses and other current liabilities	20,100,000	20,081,000
Deferred revenue	66,691,000	63,340,000
Deferred rent	351,000	371,000
Total current liabilities	91,410,000	86,182,000
Deferred revenue, less current portion	5,375,000	5,864,000
Deferred tax liabilities	4,032,000	4,090,000
Deferred rent, less current portion	800,000	902,000
Other liabilities	37,000	432,000
Total liabilities	101,654,000	97,470,000
Commitments and contingencies (Note 6)
Redeemable convertible preferred stock
Series A, $0.001 par value; 37,248,564 shares authorized, issued and outstanding at March 31, 2015 and December 31, 2014, respectively	102,726,000	102,705,000
Series B, $0.001 par value; 39,157,896 shares authorized, issued and outstanding at March 31, 2015 and December 31, 2014, respectively	180,769,000	180,538,000
Total redeemable convertible preferred stock	283,495,000	283,243,000
Shareholders’ deficit
Common stock, $0.001 par value; 175,000,000 shares authorized, 68,435,289 shares issued and outstanding at March 31, 2015 and; $0.001 par value; 175,000,000 shares authorized, 68,364,377 shares issued and outstanding at December 31, 2014	69,000	69,000
Additional paid-in capital	539,000	—
Accumulated deficit	(185,319,000)	(184,992,000)
Accumulated other comprehensive loss	(1,737,000)	(743,000)
Total controlling interests	(186,448,000)	(185,666,000)
Noncontrolling interests	—	183,000
Total shareholders’ deficit	(186,448,000)	(185,483,000)
Total liabilities and shareholders’ deficit	$198,701,000	$195,230,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

lynda.com, Inc.

Condensed Consolidated Statements of Operations and

Comprehensive (Loss) Income

Three Months Ended March 31, 2015 and 2014

	2015	2014
	(unaudited)	(unaudited)

Revenues	$43,537,000	$34,824,000
Costs and operating expenses
Costs of revenues	7,943,000	7,046,000
Technology and development	7,318,000	5,658,000
Sales and marketing	16,022,000	9,345,000
General and administrative	12,633,000	9,851,000
Total costs and operating expenses	43,916,000	31,900,000
(Loss) income from operations	(379,000)	2,924,000
Interest income	90,000	21,000
Interest expense	(93,000)	(126,000)
Other income (expense), net	67,000	(16,000)
(Loss) income before tax provision	(315,000)	2,803,000
Income tax provision	13,000	919,000
Net (loss) income	(328,000)	1,884,000
Net income attributable to noncontrolling interests	—	(437,000)
Net (loss) income attributable to controlling interests	$(328,000)	$1,447,000
Comprehensive (loss) income
Net (loss) income	$(328,000)	$1,884,000
Foreign currency translation adjustments	(994,000)	35,000
Comprehensive (loss) income	(1,322,000)	1,919,000
Net income attributable to noncontrolling interests	—	(437,000)
Comprehensive (loss) income attributable to controlling interests	$(1,322,000)	$1,482,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

lynda.com, Inc.

Condensed Consolidated Statements of Cash Flows

Three Months Ended March 31, 2015 and 2014

	2015	2014
	(unaudited)	(unaudited)

Cash flows from operating activities
Net (loss) income	$(328,000)	$1,884,000
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation expense	1,561,000	1,587,000
Amortization expense	2,853,000	1,905,000
Share-based compensation	728,000	572,000
Change in fair value of interest rate swaps	—	(6,000)
Deferred income taxes	(3,000)	27,000
Loss on disposal of fixed assets	—	53,000
Change in operating assets and liabilities
Accounts receivable	3,664,000	326,000
Prepaid expenses and other current assets	(923,000)	(193,000)
Other assets	(19,000)	(44,000)
Accounts payable	1,917,000	632,000
Deferred revenue	3,246,000	5,322,000
Deferred rent	(122,000)	(88,000)
Accrued expenses and other current liabilities	(22,000)	1,126,000
Other liabilities	(395,000)	271,000
Net cash provided by operating activities	12,157,000	13,374,000
Cash flows from investing activities
Change in restricted cash	—	476,000
Capitalized production costs	(2,022,000)	(1,434,000)
Capitalized software development costs	(305,000)	(356,000)
Proceeds from sale of assets held for sale	—	6,125,000
Purchases of property and equipment	(1,516,000)	(1,437,000)
Purchases of intangible assets	—	(46,000)
Net cash (used in) provided by investing activities	(3,843,000)	3,328,000
Cash flows from financing activities
Payments of capital lease obligations	—	(157,000)
Payments of debt	—	(3,922,000)
Settlement of interest rate swap agreements	—	(101,000)
Proceeds from exercise of stock options	62,000	72,000
Distributions to noncontrolling interests	(183,000)	—
Net cash used in financing activities	(121,000)	(4,108,000)
Effect of exchange rate changes on cash	(130,000)	6,000
Net increase in cash	8,063,000	12,600,000
Cash
Beginning of year	135,050,000	46,496,000
End of period	$143,113,000	$59,096,000
Supplemental disclosure
Cash paid for interest	$42,000	$61,000
Cash paid (received) related to taxes	199,000	(165,000)
Noncash, investing and financing activities
Accretion of Preferred Stock issuance costs	$252,000	$21,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

lynda.com, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

Three Months Ended March 31, 2015 and 2014

1.         Organization, Basis of Presentation, and Principles of Consolidation

Description of the Organization and Nature of Operations

lynda.com, Inc. was initially formed as a limited liability company on October 31, 1997, under the laws of the State of California.  lynda.com, Inc. (“LDC”) subsequently incorporated on January 14, 2000, under the laws of the State of California and upon incorporation elected S-Corporation status.  On December 18, 2012, LDC reincorporated under the laws of the State of Delaware as a C-Corporation.  LDC’s main production facilities and its corporate offices are located in Carpinteria, California.  The Company also has wholly owned subsidiaries in Austria (“Video2Brain”), the United Kingdom (“LDC UK”), and Australia (“LDC AUS”).  The Company also consolidates two variable interest entities (“VIEs”), LWBH Holdings, LLC (“LWBH”) and Mission Education Holdings, LLC (“MEH”), as LDC is the primary beneficiary of the VIEs.

LDC is an online learning company that provides its subscribers access to a library of video tutorials in the areas of 3D, audio, business, design, developer, photography, video and web.

Basis of Presentation

The unaudited condensed consolidated financial statements are prepared in conformity with United States generally accepted accounting principles, or GAAP, for interim reporting.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  In the opinion of management, all adjustments, including normal recurring adjustments, necessary for a fair statement of the unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2015 and 2014, have been recorded.  The results of operations for the three months ended March 31, 2015 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2015.  These unaudited condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2014.

There have been no changes to our significant accounting policies described in our audited consolidated financial statements for the fiscal year ended December 31, 2014, that have had a material impact on our unaudited condensed consolidated financial statements and related notes.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the assets, liabilities, revenues and expenses of all majority-owned subsidiaries over which the Company exercises control, and when applicable, entities for which the Company has a controlling financial interest or is the primary beneficiary.  All significant intercompany transactions and balances have been eliminated in consolidation.

lynda.com, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

Three Months Ended March 31, 2015 and 2014

2.         Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Significant estimates include revenue recognition, determination of the fair value of share-based awards, valuation of common stock, income taxes, collectability of accounts receivable, carrying value and useful lives of property and equipment and intangible assets, determination of the fair value of derivatives, valuation of acquired intangibles and valuation of certain accrued expenses.  By their nature, estimates are subject to an inherent degree of uncertainty and actual results could differ from those estimates.

Business Combinations

The results of businesses acquired in a business combination are included in the Company’s consolidated financial statements from the date of the acquisition.  Purchase accounting results in assets and liabilities of an acquired business being recorded at their estimated fair values on the acquisition date.  Any excess consideration over the fair value of assets acquired and liabilities assumed is recognized as goodwill.

The Company performs valuations of assets acquired and liabilities assumed for an acquisition and allocates the purchase price to its respective net tangible and intangible assets.  Determining the fair value of assets acquired and liabilities assumed requires management to use significant judgment and estimates including the selection of valuation methodologies, estimates of future revenue and cash flows, discount rates and selection of comparable companies.  The Company engages the assistance of valuation specialists in concluding on fair value measurements in connection with determining fair values of assets acquired and liabilities assumed in a business combination.

Transaction costs associated with business combinations are expensed as incurred, and are included in general and administrative expenses in the Unaudited Condensed Consolidated Statements of Operations.

Foreign Currency Translation

One of the Company’s foreign subsidiaries, Video2Brain, operates with the functional currency as its local currency and is translated into U.S. Dollars in consolidation for reporting purposes.  Assets and liabilities are translated into U.S. Dollars using the period-end exchange rates, and revenue and expenses are translated into U.S. Dollars using average exchange rates for the period.  The effects of foreign currency translation adjustments are included as a component of comprehensive (loss) income in the accompanying Unaudited Condensed Consolidated Balance Sheets.

Two foreign subsidiaries, LDC UK and LDC AUS, operate in their local currency, and their functional currency is the U.S. Dollar.  Monetary assets and liabilities of these two foreign subsidiaries are translated into U.S. Dollars using the period-end exchange rates, and revenue and expenses are translated into U.S. Dollars using average exchange rates for the period.  Nonmonetary assets and liabilities are translated into U.S. Dollars at historical rates.  The effects of foreign currency translation adjustments are included in other expense in the accompanying Unaudited Condensed Consolidated Statements of Operations.

lynda.com, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

Three Months Ended March 31, 2015 and 2014

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include accounts receivable and accounts payable, approximate their fair value due to their short-term maturities.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable.  The Company maintains separate cash accounts in a small number of financial institutions.  At times, cash accounts may exceed Federal Deposit Insurance Corporation (“FDIC”) limits.  The Company has not experienced any losses in such accounts.  Management believes that the financial institutions that hold the Company’s cash are financially sound and, accordingly, minimal risk exists with respect to cash.

The Company grants credit terms in the normal course of business to certain customers.  The Company regularly monitors collections and payments from customers and maintains allowances for doubtful accounts for estimated losses resulting from the inability of customers to make required payments.  Estimated losses are based on historical experience and any specific customer collection issues identified.  Bad debt has been minimal.  The Company does not normally require collateral or other security to support credit sales.  No customer accounted for more than 10% of the Company’s revenues or accounts receivable balance for any periods presented.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an allowance for doubtful accounts.  The allowance is established through a provision for bad debt expense (recovery) which is recorded in general and administrative expense.  The Company determines the adequacy of this allowance by evaluating individual customer accounts receivable balances, through consideration of the customer’s financial condition, credit history and current economic conditions.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally two to seven years, with the exception of buildings which have forty-year estimated useful lives.  The Company leases equipment under capital lease arrangements.  The assets and liabilities under capital lease are recorded at the lesser of the present value of aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the asset under lease.  Assets under capital lease are depreciated using the straight-line method over the lesser of the estimated useful life of the asset or the term of the lease.

Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life.  Costs of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred.  Upon retirement or sale, the cost and related accumulated depreciation are removed from the Unaudited Condensed Consolidated Balance Sheet and the resulting gain or loss is reflected in the Unaudited Condensed Consolidated Statements of Operations.

lynda.com, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

Three Months Ended March 31, 2015 and 2014

Capitalized Production Costs

The Company capitalizes development costs or costs incurred for developing its online content prior to the availability of the product for general release to customers in accordance with Accounting Standards Codification (“ASC”) 926-20, Film Costs.  Capitalized costs include (1) external direct costs of materials and services consumed in developing or obtaining the product, (2) payroll and payroll-related costs for employees who are directly associated with and who devote time to the content development, and (3) other operating costs incurred, when material, while developing the products.  Once the product is completed and put into service, capitalized costs are amortized and recorded in cost of revenues over a period of three years with 50% of the capitalized cost amortized in year one, 30% in year two, and 20% in year three, which approximates the pattern of consumption of the related online content over the estimated useful life.

Website Development Costs and Internal Use Software

The Company capitalizes eligible costs associated with the development of its website and internal use software in accordance with ASC 350-50, Website Development Costs, and ASC 350-40, Internal Use Software, respectively.  Accordingly, the Company expenses all costs that relate to the planning and post implementation phases.  Capitalized costs include the following costs incurred during the development phase: (1) external direct costs of materials and services consumed in developing or obtaining the software, and (2) payroll and payroll-related costs for employees who are directly associated with and who devote time to the project.  Costs associated with minor enhancements and maintenance for the Company’s website and internal use software are expensed as incurred.  Capitalized costs are amortized and recorded in cost of revenues for website development costs and technology and development for internal use software on a straight-line basis over three years.

Acquisition-Related Intangible Assets

Acquisition-related intangible assets include the costs of acquired product technology, customer relationships, and trademarks and are being amortized using the straight-line method over their estimated useful lives, which range from two to three years.  The Company reviews intangible assets for impairment when indication of potential impairment exists, such as a significant reduction in cash flows associated with the assets.  Acquisition-related definite-lived intangible assets are presented within intangible assets, net on the Unaudited Condensed Consolidated Balance Sheets.

Goodwill

Goodwill represents the excess of the purchase price of an acquired entity over the fair value of the net tangible and intangible assets acquired.  The Company accounts for goodwill in accordance with ASC 350, Intangibles—Goodwill and Other, which among other things, addresses financial accounting and reporting requirements for acquired goodwill.  ASC 350 prohibits the amortization of goodwill and requires the Company to test goodwill at the reporting unit level for impairment at least annually.

The Company tests the goodwill of its reporting unit for impairment annually during the fourth quarter of its fiscal year and whenever events occur or circumstances change that would more likely than not indicate that the goodwill might be impaired.  Events or circumstances which could trigger an impairment review include, but are not limited to, a significant adverse change in legal factors or in the business climate, unanticipated competition, a loss of key management or other personnel, significant changes in the manner of the Company’s use of the acquired assets or the strategy for the acquired business or the Company’s overall business, significant negative industry or economic trends, or significant underperformance relative to expected historical or projected future results of operations.

lynda.com, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

Three Months Ended March 31, 2015 and 2014

Testing goodwill for impairment involves a two-step quantitative process.  However, prior to performing the two-step quantitative goodwill impairment test, the Company has the option to first assess qualitative factors to determine whether or not it is necessary to perform the two-step quantitative goodwill impairment test.  If the Company chooses the qualitative option, the Company is not required to perform the two-step quantitative goodwill impairment test unless it has determined, based on the qualitative assessment, that it is more likely than not that the fair value of a reporting unit is less than its carrying amount.  If the two-step quantitative impairment test is required or chosen, the first step of the impairment test involves comparing the estimated fair value of a reporting unit with its carrying amount, including goodwill.  If the estimated fair value of a reporting unit exceeds its carrying amount, including goodwill, goodwill is considered not to be impaired and no additional steps are necessary.  If, however, the estimated fair value of a reporting unit is less than its carrying amount, including goodwill, then the carrying amount of the goodwill is compared with its implied fair value, which is determined by deducting the aggregate fair value of the reporting unit’s identifiable assets and liabilities from the fair value of the reporting unit, and an impairment loss is recognized in an amount equal to the excess.

The process of estimating the fair value of goodwill is subjective and requires the Company to make estimates that may significantly impact the outcome of the analyses.  The Company has identified one reporting unit for purposes of assessing goodwill impairment and the estimated fair value of the identified reporting unit is the business enterprise value at the measurement date.

Impairment of Long-Lived Assets

The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long-lived assets, including intangible assets, may warrant revision or that the remaining balance of long-lived assets may not be recoverable in accordance with ASC 360, Property, Plant and Equipment, Accounting for the Impairment or Disposal of Long-Lived Assets, and ASC 926-20, Film Costs.  When factors indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted future cash flows over the remaining life of the long-lived assets in measuring whether they are recoverable.  If the estimated undiscounted future cash flows are less than the carrying value of the asset, a loss is recorded as the excess of the asset’s carrying value over its fair value.

Income Taxes

The Company applies the provisions of ASC 740, Income Taxes.  Under ASC 740, the Company accounts for its income taxes using the asset and liability method whereby deferred income tax assets and liabilities are determined based on temporary differences between the basis used for financial reporting and income tax reporting purposes.  Deferred income taxes are provided based on the enacted tax rates and laws that will be in effect at the time such temporary differences are expected to reverse.  A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize those tax assets through future operations.

The Company applies the provisions in ASC 740 with respect to accounting for uncertain tax positions.  ASC 740 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on various related matters such as derecognition, interest, penalties and disclosures required.  The Company includes interest and penalties related to tax contingencies in the provision for income taxes on the Unaudited Condensed Consolidated Statements of Operations if material.

lynda.com, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

Three Months Ended March 31, 2015 and 2014

Revenue Recognition

The Company recognizes revenues in accordance with ASC 605, Revenue Recognition, when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed or determinable, no significant Company obligations remain, and collectibility is reasonably assured.

The Company’s revenues are primarily subscription based.  Subscription revenues are earned by providing access to its online training library (“OTL”).  Subscription revenues are recognized ratably over the period for which subscription services are provided, ranging from one month to three years.  Customers generally pay in full at the beginning of the subscription period.  Deferred revenue represents the amount of subscription services that have yet to be delivered and recognized.

Costs of Revenues

Costs of revenues consist primarily of amortization of capitalized production costs (including production department payroll related expenses) and website development costs, royalty expense and credit card processing fees.  Authors of published courses are paid a royalty based on usage of their course, which represents the number of times the courses are viewed.

Comprehensive (Loss) Income

Comprehensive (loss) income is composed of net (loss) income and foreign currency translation adjustments.

Technology and Development Costs

Other than capitalized production costs and website development costs, all other costs related to technology and development are expensed as incurred.

Share-Based Compensation

The Company recognizes compensation expense related to employee option grants in accordance with ASC 718, Compensation—Stock Compensation (“ASC 718”).

The Company estimates the fair value of employee share-based payment awards on the grant-date and recognizes the resulting fair value, net of estimated forfeitures, over the requisite service period.  The Company uses the Black-Scholes option pricing model for estimating the fair value of options granted under the Company’s stock option plans.  The Company has elected to treat share-based payment awards with graded vesting schedules and time-based service conditions as a single award and recognizes share-based compensation on a straight-line basis, net of estimated forfeitures, over the requisite service period.

The Black-Scholes option pricing model requires the Company to make certain assumptions including the fair value of the underlying common stock, the expected term, the expected volatility, the risk-free interest rate and the dividend yield.

Share-based compensation expense is recognized based on awards that are ultimately expected to vest, and as a result, the amount has been reduced by estimated forfeitures.  Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  Forfeitures are estimated based on the Company’s historical experience and future expectations.

lynda.com, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

Three Months Ended March 31, 2015 and 2014

New Accounting Principles

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-15, Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement, which provides guidance to customers about whether a cloud computing arrangement includes a software license.  If a cloud computing arrangement includes a software license, then the customer should account for the arrangement for the software license element of the arrangement consistent with the acquisition of other software licenses.  If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract.  The standard is effective for annual periods beginning after December 15, 2015, and interim periods within those fiscal years.  Early adoption is permitted for all entities.  An entity may choose to adopt the new standard either retrospectively or prospectively.  The Company is currently evaluating the expected impact of this new standard on its cloud computing arrangements in its unaudited condensed consolidated financial statements.

In February 2015, the FASB issued ASU 2015-02, Consolidation — Amendments to the Consolidation Analysis, which amends the current consolidation guidance and ends the deferral granted to investment companies from applying the variable interest entity (VIE) guidance.  The standard will be effective for fiscal years beginning after December 15, 2015.  Early adoption is permitted.  The Company is currently evaluating the expected impact of this new standard.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which explicitly requires management to assess an entity’s ability to continue as a going concern in connection with each annual and interim period.  Management will assess if there is substantial doubt about an entity’s ability to continue as a going concern within one year of the date the financial statements are issued.  Disclosures will be required if conditions give rise to substantial doubt.  The standard will be effective for the first annual period ending after December 15, 2016.  Early adoption is permitted.  The Company does not expect the adoption of this ASU to have a material impact on the unaudited condensed consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which is intended to improve and converge the financial reporting requirements for revenue from contracts with customers between U.S. GAAP and International Accounting Standards.  In accordance with this new standard, an entity would recognize revenue to depict the transfer of promised goods or services.  The standard establishes a five-step model and related application guidance, which will replace most existing revenue recognition guidance in U.S. GAAP.  The standard will be effective for annual and interim periods in fiscal years beginning after December 15, 2017.  Early adoption is not permitted.  An entity may choose to adopt the new standard either retrospectively or through a cumulative effect adjustment as of the start of the first period for which it applies the new standard.  The Company is currently evaluating the expected impact of this new standard on its reporting of revenue contracts in its unaudited condensed consolidated financial statements.

3.         Goodwill

The changes in goodwill for the three months ended March 31, 2015 were as follows:

Balance at December 31, 2014	$7,372,000
Currency translation	(651,000)
Balance at March 31, 2015	$6,721,000

lynda.com, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

Three Months Ended March 31, 2015 and 2014

4.         Assets Held for Sale

In November 2013, the Board of Directors approved the disposition of a property owned by Mission Education Holdings, LLC, a variable interest entity (MEH).  In February 2014, the property was sold for $6,125,000, resulting in the repayment of the related debt and the intercompany loan agreement between LDC and MEH.  The associated interest rate swap agreement with Wells Fargo Bank was settled for $101,000 and the related change in fair value of $6,000 is included as a decrease to interest expense for the three months ended March 31, 2014.

5.         Commitments and Contingencies

Legal Matters

There are no legal matters or claims that have arisen from the normal course of business that would have a material impact on the Company’s financial position, results of operations or cash flows.

6.         Stock Option Plan and Share-Based Compensation

The Company recorded share-based compensation cost in the following categories on the accompanying Unaudited Condensed Consolidated Statements of Operations:

	Three Months Ended March 31,
	2015	2014

Costs of revenues	$13,000	$8,000
Technology and development	96,000	131,000
Sales and marketing	211,000	68,000
General and administrative	408,000	365,000
Total share-based compensation cost	$728,000	$572,000

The following table summarizes share activity for the three months ended March 31, 2015:

Number of
Options
Outstanding

Outstanding at December 31, 2014	18,572,659
Granted	2,039,360
Exercised	(70,912)
Forfeited	(433,476)
Outstanding at March 31, 2015	20,107,631

7.         Restructuring Costs

In March 2013, the Company recorded $1,128,000 in costs associated with involuntary termination benefits, in accordance with ASC 420, Exit or Disposal Cost Obligations.  At December 31, 2013, $50,000 of the involuntary termination benefits were accrued but unpaid.  During the three months ended March 31, 2014, the Company paid the remaining $50,000 of involuntary benefits.

lynda.com, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

Three Months Ended March 31, 2015 and 2014

8.         Income Taxes

The Company calculates the interim income tax provision in accordance with ASC 270, Interim Reporting, and ASC 740, Accounting for Income Taxes.  At the end of each interim period, the Company estimates the annual effective tax rate and applies that rate to ordinary quarterly earnings.  The tax expense or benefit related to significant, unusual, or extraordinary items is recognized in the interim period in which those items occur.  In addition, the effect of changes in enacted tax laws, rates, or tax status is recognized in the interim period in which the change occurs.

The Company’s provision for income taxes for the quarter ended March 31, 2015 and 2014 differed from the U.S. federal statutory tax rate of 34% primarily due to state income taxes and various permanent items, including disallowed incentive stock option expense and meals and entertainment.  This was partially offset by a decrease in valuation allowance to the extent that deferred tax assets were expected to be realizable as a result of forecasted full year income as of the respective quarters.

The Company does not have material reserves for uncertain tax positions nor does it believe it to be reasonably possible that the total amount of uncertain tax benefits will significantly increase or decrease within the next 12 months.  The Company is open to United States federal, state and local, or foreign income tax examinations for years commencing with the year ended December 31, 2009.  As of the date of these financial statements, the Company is currently not under any income tax examinations in any jurisdictions.

9.         Subsequent Events

Since March 31, 2015, the Company has issued stock options for 855,250 shares of common stock.

On April 11, 2015, the Board of Directors approved an Agreement and Plan of Merger with LinkedIn, whereby the Company’s shareholders would receive consideration of $1.5 billion, plus 50% of cash at close, adjusted for final net working capital and specified liabilities within 90 days.  The consideration is subject to an 8% escrow, to be released within 12 months, absent any claims.  The merger is expected to close in May 2015.

The Company evaluated all subsequent events through May 13, 2015, the issuance date of these financial statements.